EXHIBIT 10.7

FIRST AMENDMENT TO DIRECTOR AGREEMENT

This First Amendment to Director Agreement (this “First Amendment”), dated as of this 1st day of August, 2017, is entered into by and between ShiftPixy, Inc., a Wyoming corporation (“Company”), and Kenneth W. Weaver (“Director”).

Recitals

Whereas, the Company and Director entered into a Director Agreement, dated November 30, 2016 (the “Agreement”);

Whereas, the parties desire and agree to amend the Agreement as set forth in this Amendment; and

Terms

Now, therefore, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Activation of Monthly Compensation. Pursuant to a Stock Issuance Agreement, dated March 16, 2017, Director was granted the right to purchase 50,000 Shares at a cost of $4.00 per Share, and the “Value of Shares or Stock Options Awarded” under the Director Agreement, was considered by the parties to be the Purchase Price for such Shares. Moreover, in further consideration for the rights afforded under the Stock Issuance Agreement, Director also verbally agreed to waive the monthly retainer and committee participation fees until the Company successfully completed its IPO and filed its first official report. Accordingly, the Company having completed its IPO in June of 2017 and having filed its first Form 10-Q on or about July 17, 2017, and Director agreeing to continue service under the Director Agreement, the parties agree that Director’s monthly compensation as set forth in Exhibit A under the Agreement shall resume effective August 1, 2017.

2. Entire Amendment. This Amendment constitutes the entire agreement between the parties with regard to this subject matter and no other agreement, statement, promise or practice between the parties, verbal or written, relating to the subject matter shall be binding on the parties. This Amendment may be modified or changed only by a written amendment signed by both parties.

3. Severability. If any provision of this Amendment or any part thereof is held to be invalid or unenforceable, the same shall in no way affect any other provision of this Amendment or remaining part thereof; which shall be given full effect without regard to the invalid or unenforceable part thereof.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

First Amendment to Director Agreement – 2017-08-01c – Kenneth W. Weaver

In witness whereof, the parties have duly executed this Amendment, the same to be effective as of the date first written above.

ShiftPixy, Inc.	Director
By: /s/ Scott W. Absher	By: /s/ Kenneth W. Weaver
Name: Scott W. Absher	Name: Kenneth W. Weaver
Title: CEO

First Amendment to Director Agreement – 2017-08-01c – Kenneth W. Weaver